Exhibit 23.1

 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

I consent to the incorporation by reference in this Registration Statement of Art Design, Inc. on Form SB-2, of my report dated June 12, 2006 (included in exhibits to such registration statement) on the financial statements of Art Design, Inc. for the years ended December 31, 2004 and 2005.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
July 21, 2006